UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2021 (October 25, 2021)

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Utica Avenue South Suite 900

St. Louis Park, Minnesota 55416

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (612) 453-4100

Not Applicable

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Exchange on Which Registered:
Common Stock, par value $0.01 per share	TWO	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Stock	TWO PRA	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock	TWO PRB	New York Stock Exchange
7.25% Series C Cumulative Redeemable Preferred Stock	TWO PRC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( §240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

The third quarter of 2021 saw intra-quarter interest rate volatility, as rates generally fell before rebounding and ending the quarter largely unchanged. In the mortgage market, current coupon spreads were largely unchanged, while higher coupons outperformed somewhat and spreads tightened marginally as signs of prepayment burnout became more apparent. Adjusting for the $0.17 per share common dividend we announced on September 21, 2021, we estimate that our book value per common share at September 30, 2021 was in the range of $6.38 to $6.42, as compared to our book value per common share of $6.42 at June 30, 2021. We further estimate that our Earnings Available for Distribution (defined below) for the third quarter of 2021 was in the range of $0.21 to $0.24 per basic common share, and our economic debt-to-equity was approximately 6.1 times at September 30, 2021.

Disclaimer Regarding Estimated Third Quarter 2021 Results

Our preliminary estimated results for the third quarter of 2021 are unaudited and subject to change as we complete the quarter end closing process and prepare our financial statements for the quarter end. Our preliminary estimated results have not yet been reviewed by our independent registered public accounting firm. While we believe that these estimates are based on reasonable assumptions, our actual results may vary, and such variations may be material. Factors that could cause the preliminary estimates to differ include, but are not limited to: (i) additional adjustments in the calculation of, or application of accounting principles for, the financial results for the quarter ended September 30, 2021; (ii) the discovery of new information that impacts valuation methodologies underlying these results; (iii) errors in the assessment of portfolio value; and (iv) accounting changes required by GAAP. The inclusion of preliminary estimated financial information herein should not be regarded as an indication that we consider such preliminary estimated financial information to be predictive of actual or future results.

Our actual results may vary following completion of our internal processes to finalize our financial results for the quarter ended September 30, 2021 and remain subject in certain cases to review of our financial statements by our independent auditors. Investors should not place undue reliance on these estimates because they may prove to be materially inaccurate.

Non-GAAP Financial Measures

Beginning with the reporting period ended September 30, 2021, the previously reported non-GAAP measure Core Earnings will be referred to as Earnings Available for Distribution (“EAD”). EAD is a non-GAAP measure that we define as comprehensive income (loss) attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, provision for (reversal of) credit losses, realized and unrealized gains and losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock, other nonrecurring expenses and restructuring charges). As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR, management fees and recurring cash related operating expenses. Beginning with the reporting period ended September 30, 2021, we have modified the definition of EAD to include U.S. Treasury futures income. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements. EAD provides supplemental information to assist investors in analyzing our results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare.

Item 8.01. Other Events.

The information set forth above under Item 2.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

By:	/s/ Rebecca B. Sandberg
Rebecca B. Sandberg
General Counsel and Secretary

Date: October 25, 2021

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